UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 27, 2011

COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)

(205) 250-8700
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Proposal 2 in Item 5.07 of this Current Report is incorporated into this Item 5.02 by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders (the "Annual Meeting") of Colonial Properties Trust (the "Company") was held on April 27, 2011. Following are brief descriptions of the matters voted on at the Annual Meeting and the final results of such voting. The proposals are described in detail in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 11, 2011 (the "Proxy Statement").

Proposal 1 - Election of Trustees

The following individuals, constituting all of the nominees named in the Proxy Statement, were elected as trustees to serve until the 2012 annual meeting of shareholders or until their successors are elected and qualified. The following votes were taken in connection with this proposal:

Elected Trustees	Term Expires	Votes For	Votes Withheld	Broker Non-Votes
Carl F. Bailey	2012	62,425,989	1,568,941	10,128,888
Edwin M. Crawford	2012	63,808,535	186,395	10,128,888
M. Miller Gorrie	2012	62,691,144	1,303,786	10,128,888
William M. Johnson	2012	63,147,348	847,582	10,128,888
James K. Lowder	2012	62,836,341	1,158,589	10,128,888
Thomas H. Lowder	2012	63,159,191	835,740	10,128,888
Herbert A. Meisler	2012	62,789,253	1,205,678	10,128,888
Claude B. Nielson	2012	62,762,077	1,232,853	10,128,888
Harold W. Ripps	2012	63,361,666	633,264	10,128,888
John W. Spiegel	2012	62,954,362	1,040,568	10,128,888

Proposal 2 - Approval of Amendments to the Colonial Properties Trust 2008 Omnibus Incentive Plan

The amendments to Sections 4.1, 4.3 and 5.2 of the Colonial Properties Trust 2008 Omnibus Incentive Plan (the "Plan") were approved by the shareholders. The amendments:

(1)	increase the total number of common shares reserved for issuance under the Plan by 5.7 million shares;

(2)	provide that each full value share award granted on or after April 27, 2011 will count as 3.06 shares against the total number of shares available for issuance under the Plan; and

(3)	extend the term of the Plan for a period of ten years beginning April 27, 2011.

The following votes were taken in connection with this proposal:

Votes For	57,921,588
Votes Against	5,884,214
Abstentions	189,128
Broker Non-Votes	10,128,888

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved by the shareholders. The following votes were taken in connection with this proposal:

Votes For	72,807,097
Votes Against	1,256,991
Abstentions	59,730

Proposal 4 - Advisory Vote on Executive Compensation

The shareholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as set forth in the Proxy Statement. The following votes were taken in connection with this proposal:

Votes For	62,701,440
Votes Against	1,192,422
Abstentions	101,068
Broker Non-Votes	10,128,888

Proposal 5 - Advisory Vote on the Frequency of Holding Advisory Votes on Executive Compensation

The shareholders voted, on a non-binding, advisory basis, on the frequency of holding shareholder advisory votes on executive compensation. The following votes were taken in connection with this proposal:

1 Year	56,359,308
2 Years	278,684
3 Years	7,223,508
Abstentions	133,428

* * *
This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust ("CLP") and Colonial Realty Limited Partnership ("CRLP") to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

May 3, 2011	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer
and Corporate Secretary

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

May 3, 2011	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer
and Corporate Secretary